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                                                                  Exhibit 23(ii)

                              ACCOUNTANTS' CONSENT



        We have issued our report dated February 21, 1998, accompanying the consolidated financial statements of Camco Financial Corporation which are incorporated within the Annual Report on Form 10-K for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in Camco's Form S-8 (33-88072).

Grant Thornton LLP

Cincinnati, Ohio
March 27, 1998

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